UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2022

Lindsay Corporation

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-13419	47-0554096
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18135 Burke Street Suite 100
Omaha, Nebraska		68022
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (402) 829-6800

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	LNN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Human Resources and Compensation Committee of the Board of Directors of Lindsay Corporation (the “Company”) has approved the Lindsay Corporation Nonqualified Deferred Compensation Plan (the “Plan”) pursuant to an Adoption Agreement executed on April 30, 2022 (the “Adoption Agreement”). The Plan, effective May 1, 2022, is an unfunded non‑qualified deferred compensation plan intended to be exempt from the vesting, funding and fiduciary requirements set forth in Title I of the Employee Retirement Income Security Act of 1974, as amended. The Plan allows a select group of eligible participants, including all executive officers of the Company, to elect to defer the receipt of up to 80% of their base salaries and up to 100% of their bonuses, and to receive such deferred compensation in the form of a lump sum or periodic annual installments at certain future dates as elected by the participant or upon the occurrence of certain events such as death or six months following separation from service, including in the event of an unforeseeable emergency, as defined by the Plan. Participant contributions will be fully vested at all times. Employer contributions will not be made under the Plan. Deferral and distribution elections are made by participants in accordance with the Plan and Section 409A of the Internal Revenue Code.

Each participant’s deferred compensation account will be deemed invested in investment vehicles selected by the participant from a list made available by the Plan’s administrator from time to time. These investment alternatives will be substantially identical to the mutual fund offerings available under the Company’s 401(k) plan. The deemed investment accounts represent an unfunded unsecured promise by the Company to pay such amounts in the future, and do not represent ownership of, or any ownership interest in, any particular assets of the Company. Payments under the Plan will be made from the assets of a trust established by the Company as a reserve for benefits payable under the Plan. The trust’s assets remain subject to the claims of the Company’s general creditors.

The foregoing description of the Plan does not purport to be complete and is subject to and qualified in its entirety by reference to the complete texts of the Plan and the Adoption Agreement, copies of which are filed herewith as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Lindsay Corporation Nonqualified Deferred Compensation Plan.

10.2 Lindsay Corporation Nonqualified Deferred Compensation Plan Adoption Agreement.

104 Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LINDSAY CORPORATION

Date:	May 3, 2022	By:	/s/ Brian L. Ketcham
Brian L. Ketcham, Senior Vice President and Chief Financial Officer